Exhibit 5.1

May 29, 2025

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario

K7A 0A8 Canada

Dear Sirs/Mesdames:

Re:	Canopy Growth Corporation (the “Company”) – Post-Effective Amendment No. 1 to the Registration Statement on Form S-3

We have acted as counsel to the Company, a corporation incorporated under the federal laws of Canada (the “Company”), with respect to certain legal matters in connection with its filing on the date hereof with the Securities and Exchange Commission (the “SEC”) of Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (File No. 333-279949) initially filed on June 5, 2024 (as amended, the “Registration Statement”), including a United States base prospectus (the “U.S. Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements, under the Securities Act of 1933, as amended (the “Act”), relating to the registration by the Company under the Act of the offer and sale by the Company of up to US$500,000,000 from time to time of: (A) common shares, without par value, of the Company (the “Common Shares”); (B) non-voting and non-participating exchangeable shares of the Company (the “Exchangeable Shares”); (C) debt securities of the Company (the “Debt Securities”); (D) warrants (the “Warrants”) exercisable to acquire Common Shares, Exchangeable Shares, Debt Securities or Units (as defined below); (E) subscription receipts exchangeable for Common Shares, Exchangeable Shares, Debt Securities, Warrants, Units or any combination thereof (the “Subscription Receipts”); or (F) securities comprised of more than one of Common Shares, Exchangeable Shares, Debt Securities, Subscription Receipts, and/or Warrants offered together as a unit (the “Units”, and collectively with the Common Shares, the Exchangeable Shares, the Debt Securities, the Warrants and the Subscription Receipts, the “Securities”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have also acted as counsel to the Company in connection with: (i) the issue and sale, from time to time, by the Company of such number of Common Shares (the “Placement Shares”) having an aggregate offering price of up to US$172,069,635 (or the equivalent in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date the Placement Shares are sold) pursuant to the Registration Statement and the related equity distribution agreement prospectus supplement for the Placement Shares included in the Registration Statement (the “ATM Prospectus Supplement”), and that certain equity distribution agreement dated February 28, 2025 among the Company and BMO Capital Markets Corp. and BMO Nesbitt Burns Inc. (as may be amended or supplemented from time to time, the “Distribution Agreement”); and (ii) certain matters of law relating to the registration by the Company, under the Act, of an aggregate of 21,856,810 Common Shares (the “Resale Shares”), covered by the Registration Statement and the related resale prospectus for the Resale Shares included in the Registration Statement (the “Resale Prospectus”) as further described below.

The 21,856,810 Resale Shares were issued or are issuable by the Company as follows:

(i)	349,787 Resale Shares (the “Jetty and TRA Shares”) were issued (a) on May 17, 2022 and May 25, 2022 pursuant to an option agreement dated as of May 17, 2022 by and among the Company, Canopy Oak LLC (“Canopy Oak”), Lemurian, Inc. and the other parties thereto (the “Primary Option Agreement”); (b) on May 17, 2022 pursuant to an option agreement dated as of May 17, 2022 by and among Canopy Oak and the other parties thereto (the “Secondary Option Agreement”); and (c) on November 4, 2022 and March 17, 2023 pursuant to the Third Amendment to the Tax Receivable Agreement (the “TRA Amendment”) dated as of October 24, 2022 by and among the Company, Canopy USA, LLC (“Canopy USA”), Acreage Holdings America, Inc. High Street Capital Partners LLC (“HSCP”), and certain members of HSCP.

(ii)	up to 2,292,946 Resale Shares (the “September 2023 Warrant Shares”) are issuable upon the exercise of warrants (the “September 2023 Warrants”) that were issued in connection with a private placement of units on September 19, 2023 pursuant to subscription agreements dated as of September 18, 2023 (the “September 2023 Subscription Agreements”). Each unit consisted of one Common Share and one September 2023 Warrant. Each September 2023 Warrant is exercisable for one Common Share at an exercise price of US$13.50 per Common Share and is exercisable for a period that commenced on September 19, 2023 and will end on September 19, 2028.

(iii)	up to 6,878,850 Resale Shares (the “January 2024 Warrant Shares”) are issuable upon the exercise of warrants that were issued in connection with a private placement of units (the “January 2024 Units”) on January 19, 2024 pursuant to subscription agreements dated as of January 18, 2024 (the “January 2024 Subscription Agreements”), consisting of: (a) 763,840 Common Shares underlying the Series A Common Share purchase warrants (the “Series A Warrants”) and (b) 6,248,910 Common Shares underlying the Series B Common Share purchase warrants (the “Series B Warrants” and, together with the Series A Warrants, the “January 2024 Warrants”). Each January 2024 Unit consisted of (a) one Common Share and (b)(i) one Series A Warrant or (ii) one Series B Warrant. Each of the January 2024 Warrants is exercisable for one Common Share at an exercise price of US$4.83 per Common Share. The Series A Warrants and the Series B Warrants are identical, except the Series A Warrants are exercisable for a period that commenced on January 19, 2024 and will end on January 19, 2029 and the Series B Warrants are exercisable for a period that commenced on July 19, 2024 and will end on July 19, 2029.

(iv)	1,086,279 Resale Shares (the “Wana Shares”) were issued on April 30, 2024 pursuant to the terms of (a) certain option agreements (the “Initial Option Agreements”) entered into by certain of the Company’s former subsidiaries, Canopy Elevate I, LLC, Canopy Elevate II, LLC and Canopy Elevate III, LLC (collectively, the “Elevate Entities”), and the other parties named therein, whereby the Elevate Entities acquired options to acquire all of the membership interests of Wana Wellness, LLC, The CIMA Group, LLC and Mountain High Products, LLC (collectively, “Wana”) from Wana Wellness Holdco Inc., CIMA Holdco Inc. and Nancy Whiteman and (b) the Second A&R First Amendment (as defined below). The Company transferred its ownership interests in the Elevate Entities to Canopy USA and accordingly entered into an amendment to the Initial Option Agreements (the “First Amendment”) with Canopy USA and the Elevate Entities and the other parties named therein. The First Amendment was amended and restated on May 19, 2023 (the “First A&R First Amendment”) and was subsequently amended and restated on April 30, 2024 (the “Second A&R First Amendment”).

(v)	up to 10,051,290 Resale Shares (the “May 2024 Shares”) are issuable in connection with a private placement of unsecured convertible debentures pursuant to an exchange and subscription agreement dated as of May 2, 2024 (the “Exchange and Subscription Agreement”) issued by the Company with an aggregate principal amount of C$96,358,375 maturing on May 14, 2029 (the “Convertible Debentures”) and warrants on May 14, 2024, consisting of: (a) up to 6,700,860 Resale Shares issuable upon conversion of the Convertible Debentures and (b) up to 3,350,430 Resale Shares underlying the Common Share purchase warrants (the “May 2024 Warrants”). Each May 2024 Warrant entitles the holder to acquire one Common Share at an exercise price equal to C$16.18 per Common Share for a period that commenced on May 14, 2024 and will end on May 14, 2029.

(vi)	up to 1,197,658 Resale Shares (the “Put Warrant Shares”) are issuable upon the due exercise of warrants of the Company (the “Put Warrants”) issued on December 9, 2024 to satisfy an outstanding put liability that was assigned to the Company in connection with agreements dated December 9, 2024 between the Company and each of the investors thereto (the “Put Agreements”). Each Put Warrant is exercisable for one Common Share of the Company at an exercise price of US$3.66 per Common Share, and is exercisable for a period that commenced on December 9, 2024 and will end on June 6, 2029.

This opinion letter is being furnished in accordance with the requirements of Item 601 of Regulation S-K under the Act.

1.	EXAMINATIONS AND INVESTIGATIONS

Documents. We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	a certificate of compliance (the “Certificate of Compliance”) dated May 28, 2025 issued for the Company under the Canada Business Corporations Act (the “CBCA”);

(b)	the articles of the Company, as amended (the “Articles”);

(c)	the by-laws of the Company, as amended;

(d)	certain resolutions of the Company’s board of directors (the “Board”) relating to the Registration Statement, including the Amendment, the U.S. Base Prospectus, the ATM Prospectus Supplement and the Resale Prospectus;

(e)	certain resolutions of the Board relating to the Placement Shares;

(f)	certain resolutions of the Board relating to the authorization, issuance and reservation of the Resale Shares;

(g)	a certificate, dated the date of this opinion letter, of an officer of the Company (the “Officer’s Certificate”), including copies of each of the items in paragraphs 1(b), 1(c), 1(d), 1(e) and 1(f);

(h)	the Distribution Agreement;

(i)	the Primary Option Agreement;

(j)	the Secondary Option Agreement;

(k)	the subscription agreement dated May 17, 2022 between the Company and Canopy Oak (the “First Jetty Subscription Agreement”);

(l)	the subscription agreement dated May 25, 2022 between the Company and Canopy Oak (the “Second Jetty Subscription Agreement”);

(m)	the TRA Amendment;

(n)	the share issuance agreement dated October 24, 2022 between 11065220 Canada Inc. (“11065220”), a wholly owned subsidiary of the Company, and Canopy USA (the “TRA 11065220 Agreement”) in connection with the Resale Shares issued pursuant to the TRA Amendment;

(o)	the share issuance agreement dated November 4, 2022 between the Company and 11065220 (the “TRA November 2022 Agreement”) with respect to certain of the Resale Shares issued pursuant to the TRA Amendment;

(p)	the share issuance agreement dated March 17, 2023 between the Company and 11065220 (the “TRA March 2023 Agreement”) with respect to certain of the Resale Shares issued pursuant to the TRA Amendment;

(q)	the September 2023 Subscription Agreements;

(r)	the certificates representing the September 2023 Warrants;

(s)	January 2024 Subscription Agreements;

(t)	the certificates representing the January 2024 Warrants;

(u)	the Initial Option Agreements;

(v)	the First Amendment;

(w)	the First A&R First Amendment;

(x)	the Second A&R First Amendment;

(y)	the share issuance agreement dated October 24, 2022 between 11065220 and Canopy USA (the “Wana 11065220 Agreement”) in connection with the Wana Shares;

(z)	the share issuance agreement dated April 30, 2024 between the Company and 11065220 (the “Wana Share Issuance Agreement”) with respect to the Wana Shares;

(aa)	the Exchange and Subscription Agreement;

(bb)	the Convertible Debentures;

(cc)	the certificates representing the May 2024 Warrants;

(dd)	the Put Agreements;

(ee)	the share issuance agreement dated December 9, 2024 between 11065220 and Canopy USA (the “Put 11065220 Agreement”) in connection with the Resale Shares issued pursuant to the Put Agreements;

(ff)	the share issuance agreement dated December 9, 2024 between the Company and 11065220 (the “Put Share Issuance Agreement”) with respect to certain of the Resale Shares issued pursuant to the Put Agreements;

(gg)	the certificates representing the Put Warrants (collectively, with the Distribution Agreement, Primary Option Agreement, the Secondary Option Agreement, the First Jetty Subscription Agreement, the Second Jetty Subscription Agreement, the TRA Amendment, the TRA 11065220 Agreement, the TRA November 2022 Agreement, the TRA March 2023 Agreement, the September 2023 Subscription Agreements, the certificates representing the September 2023 Warrants, the January 2024 Subscription Agreements, the certificates representing the January 2024 Warrants, the Initial Option Agreements, the First Amendment, the First A&R First Amendment, the Second A&R First Amendment, the Wana 11065220 Agreement, the Wana Share Issuance Agreement, the Exchange and Subscription Agreement, the Convertible Debentures, the certificates representing the May 2024 Warrants, the Put Agreements, the Put 11065220 Agreement and the Put Share Issuance Agreement, the “Transaction Documents”); and

(hh)	the Registration Statement, including the Amendment, the U.S. Base Prospectus, the ATM Prospectus Supplement and the Resale Prospectus.

Minute Books. Except for the corporate records forming part of the Officer’s Certificate and such other corporate records as we deemed necessary, we have not reviewed the minute books of the Company.

2.	ASSUMPTIONS

(a)	Authenticity. We have assumed: (i) the legal capacity of all individuals signing documents; (ii) the genuineness of all signatures; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as copies; and (v) the continuing accuracy of the Certificate of Compliance as of the date of this opinion letter as if issued on that date.

(b)	Enforceability, etc. of Transaction Documents executed by others. We have assumed that: (i) each party to each Transaction Document other than the Company: (A) is existing under the laws of its jurisdiction of formation, as applicable; (B) has the requisite power and capacity to carry on business, own properties and assets, and execute, deliver, and perform its obligations under that Transaction Document and to carry out the transactions contemplated under that Transaction Document; (C) has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, that Transaction Document; and (D) has duly executed and delivered that Transaction Document; (ii) the exercise, by each party other than the Company, of its rights and the performance of its obligations under each Transaction Document is not contrary to its constating documents or governing legislation; (iii) each Transaction Document constitutes a legal, valid, and binding obligation of each party to it other than the Company, enforceable against that party in accordance with its terms; (iv) the representations and warranties of each party to each Transaction Document other than the Company are true and correct and accurate in all respects; and (v) to the extent that any of the Transaction Documents are to be performed in any jurisdiction other than the Provinces (as defined below), such performance will not be illegal under the laws of that jurisdiction.

(c)	Public records. We have assumed the completeness, accuracy, and currency of: (i) the indices and filing systems maintained at the public offices where we searched or made inquiries; (ii) all documents supplied or otherwise conveyed to us by public officials; and all facts set out in those documents and in official public records.

(d)	Trading restrictions. We have assumed that, at the time of any distribution of or trade in securities of the Company referred to in this opinion letter, no order, ruling, or decision granted by a securities commission, court of competent jurisdiction, or regulatory or administrative body having jurisdiction is in effect that would: (i) restrict any distribution of or trade in those securities; or (ii) affect any person or company who engaged in any such distribution or trade (including, without limitation, any cease trade orders).

(e)	Registration Statement. We have also assumed that:

(i)	the Registration Statement, and any amendments thereto (including the Amendment and any other post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded;

(ii)	a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby;

(iii)	all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)	other than with respect to the Distribution Agreement, any definitive purchase, underwriting or similar agreement with respect to any Securities offered pursuant to the Registration Statement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(v)	other than the September 2023 Warrant Shares, the January 2024 Warrant Shares, the May 2024 Shares and the Put Warrant Shares, any securities issuable upon exercise or conversion of any Securities being offered pursuant to the Registration Statement will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise or conversion;

(vi)	at the time of any offering or sale of any Securities comprised of, in whole or in part, Common Shares or Exchangeable Shares, as of the date of the issuance of any Common Shares or Exchangeable Shares issuable upon exercise of such Securities, there will be sufficient Common Shares or Exchangeable Shares, as applicable, authorized and unissued under the Company’s then operative Articles and not otherwise reserved for issuance;

(vii)	at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance;

(viii)	at the time of issuance of the Securities, the Articles and then operative by-laws of the Company (together with the Articles, the “Constating Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof;

(ix)	any Debt Securities Indenture (defined below), Warrant Indenture (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms;

(x)	the Debt Securities Indenture, including any certificates representing the Debt Securities, the Warrant Indenture, including any certificates representing the Warrants, the Subscription Receipt Agreement, including any certificates representing the Subscription Receipts, and the Unit Agreement are governed by Ontario law, and that such choice of governing law is a valid and legal provision;

(xi)	the offering, issuance, terms, execution and delivery of the Securities: (1) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound, including the Constating Documents, or violations of applicable statutes, rules, regulations (including of a stock exchange or self regulatory organization) or court or governmental orders; (2) are exempt from or not subject to the prospectus requirement under Securities Laws (as defined below); and (3) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;

(xii)	other than with respect to the Placement Shares and the Resale Shares, the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance, if any, of each respective Security that is offered, sold and issued and such action will be consistent with the procedures and terms described in the Registration Statement and in accordance with the Constating Documents, Applicable Law, and the rules and regulations of the stock exchanges on which the Company’s securities are listed or quoted for trading;

(xiii)	in the event the Securities are sold pursuant to a Debt Securities Indenture, Warrant Indenture, Subscription Receipt Agreement or Unit Agreement, such agreement will be filed as an exhibit to the Registration Statement under the Current Report on Form 8-K; and

(xiv)	at the time of distribution of, or trade in, Securities, no order, ruling or decision is in effect that restricts any trade in such Securities or that affects anyone who engages in any such trade.

We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

3.	RELIANCE

(a)	Matters of fact in the Officer’s Certificate. We have relied solely upon the Officer’s Certificate as to the matters of fact set out in such certificate, without independently verifying those facts.

(b)	Company Status. In expressing the opinion in section 6(a), we have relied and our opinion is based solely upon the Certificate of Compliance and the Officer’s Certificate.

4.	qualifications

Our opinions expressed herein are subject to the following qualifications:

(a)	the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)	no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)	no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)	no opinion is given with respect to rights to indemnity and contribution;

(e)	the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)	concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)	the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)	the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)	the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)	the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)	a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)	the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably;

(h)	the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid; and

(i)	the enforceability of the Debt Securities Indenture, Warrant Indenture, Subscription Receipt Agreement or Unit Agreement is subject to the limitations contained in the Limitation Act, 2002 (Ontario) and a court may find any provision thereof to be unenforceable as an attempt to vary or exclude a limitation period under the Limitation Act, 2002 (Ontario).

5.	LAWS ADDRESSED

The opinions we express are limited to the laws of the Provinces of Ontario, British Columbia and Alberta (together, the “Provinces”) and the federal laws of Canada applicable therein on the date of this opinion letter (“Applicable Laws”) and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, including, without limitation, any federal or state law of the United States. For the purposes of this opinion, the term “Securities Laws” means the Securities Act (Ontario), together with the regulations and rules made under that act, the Securities Act (British Columbia), together with the regulations, rules and forms made under that act and the blanket rulings and orders issued by the British Columbia Securities Commission and the Securities Act (Alberta), together with the regulations and rules under that act and the blanket rulings and orders issued by the Alberta Securities Commission.

We are solicitors qualified to carry on the practice of law in the Provinces only, and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Provinces and the federal laws of Canada applicable therein. The opinions herein are limited to Applicable Laws and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

6.	OPINIONS

Based upon and subject to the foregoing and subject to the qualifications expressed herein, we are of the opinion that:

(a)	The Company is a corporation existing under the CBCA.

(b)	With respect to Common Shares offered under the Registration Statement other than the Placement Shares and the Resale Shares, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Constating Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Board and permitted under Applicable Law then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Board and permitted under Applicable Law then if effect), the Common Shares will be duly authorized, validly issued, fully paid and non-assessable.

(c)	With respect to Exchangeable Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Exchangeable Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Constating Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Board and permitted under Applicable Law then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Board and permitted under Applicable Law then if effect) and assuming the Common Shares issuable upon conversion of the Exchangeable Shares have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law, the Exchangeable Shares will be duly authorized, validly issued, fully paid and non-assessable.

(d)	With respect to Debt Securities offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (b) an indenture in respect of Debt Securities (a “Debt Securities Indenture”) has been duly authorized, executed and delivered by the Company in accordance with Applicable Law, and (c) the Debt Securities, or certificates representing the Debt Securities, as the case may be, have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of the Debt Securities Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Debt Securities have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(e)	With respect to Warrants offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company in accordance with Applicable Law, and (c) the certificates representing the Warrants have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(f)	With respect to Subscription Receipts offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipts Agreement”) has been duly authorized, executed and delivered by the Company in accordance with Applicable Law, and (c) the certificates representing the Subscription Receipts have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of the Subscription Receipts Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with Applicable Law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(g)	With respect to Units, assuming that (i) any Common Shares that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in 6(b) above, and any Exchangeable Shares that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in 6(c) above, (ii) any Debt Securities that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in 6(d) above, (iii) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in 6(e) above, (iv) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in 6(f) above, and (v) when (1) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (2) any applicable agreement with respect to the Units or the components thereof has been duly authorized, executed and delivered by the Company in accordance with Applicable Law (a “Unit Agreement”), and (3) certificates representing the Units or the components thereof have been duly executed and delivered in accordance with Applicable Law against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will be duly and validly issued and the Unit Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(h)	The Placement Shares have been duly authorized by the Company, and all necessary corporate action has been taken for the issuance and delivery of the Placement Shares against payment therefor as contemplated in the Distribution Agreement. When delivered against payment of the purchase price therefor in accordance with the Distribution Agreement, such Placement Shares will be validly issued, fully paid and non-assessable.

(i)	The issuance of the Jetty and TRA Shares and the Wana Shares has been duly authorized and the Jetty and TRA Shares and the Wana Shares are validly issued as fully-paid and non-assessable common shares in the capital of the Company.

(j)	The issuance of the September 2023 Warrant Shares, the January 2024 Warrant Shares, the Put Warrant Shares and the May 2024 Shares has been duly authorized and will be validly issued as fully-paid and non-assessable Common Shares upon either, as applicable, (i) the due exercise of the September 2023 Warrants, the January 2024 Warrants, the May 2024 Warrants or the Put Warrants, as applicable, including payment of the exercise price therefor or (ii) the conversion of the Convertible Debentures.

7.	USE OF OPINION

This opinion letter is rendered solely in connection with the Company’s filing of the Amendment with the SEC and the registration of (i) the Placement Shares pursuant to the Registration Statement and ATM Prospectus Supplement and (ii) the Resale Shares for the resale by the selling shareholders set forth in the Resale Prospectus.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the U.S. Base Prospectus, ATM Prospectus Supplement and Resale Prospectus, each of which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

This opinion is effective as at the date hereof and is based upon laws in effect and facts in existence as at the date hereof. We express no opinion as to the effect of future laws or judicial decisions on the subject matter hereof, nor do we undertake any duty to modify this opinion to reflect subsequent facts or developments concerning the Company or developments in the law occurring after the date hereof.

Yours truly,

/s/ CASSELS BROCK & BLACKWELL LLP